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                                                    FILED
                                                 Aug 15 1994
                                               LONNA R. HOOKS
                                             Secretary of State

                         CERTIFICATE OF AMENDMENT
                                    OF
                       CERTIFICATE OF INCORPORATION
                                    OF
                        SEAHAWK CAPITAL CORPORATION

      The undersigned corporation, organized under the laws of the State of New Jersey, to amend its Certificate of Incorporation, does hereby certify as follows:

      FIRST:   The name of the corporation is SEAHAWK CAPITAL
CORPORATION.

      SECOND:  To effect an amendment in the corporation's
Certificate of Incorporation, the following paragraph thereof is amended to read as follows:

      Paragraph 4 of the Certificate of Incorporation is amended in its entirety to read as follows:

               "4.  The aggregate shares which the
           Corporation shall have authority to issue is One Hundred Million (100,000,000) shares of no par common stock."

      THIRD:   The foregoing Amendment to the Certificate of
Incorporation was adopted by the shareholders at an annual meeting held on July 29, 1994.

      FOURTH: The total number of shares outstanding and entitled to vote on the Amendment was 13,137,082 shares of common stock. The number of shares that voted for the adoption of the Amendment was 8,998,828; the number of shares that voted against

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the adoption of the Amendment was 227,379; and the number of shares that abstained or were unvoted were 3,910,875 shares.

      SIXTH:   The foregoing Amendment to the Certificate of
Incorporation shall become effective upon filing.

     IN WITNESS WHEREOF, SEAHAWK CAPITAL CORPORATION, has caused its duly authorized officers to execute this Certificate of Amendment this 15th day of July, 1994.


               SEAHAWK CAPITAL CORPORATION


               By: /s/  DALE D. SIMBRO
                   -------------------------
                   Dale D. Simbro, President
ATTEST:

/s/  LINDA GENTRY
---------------------------------
Linda Gentry, Assistant Secretary